UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Eagle Point Credit Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2215998
(State of incorporation or organization)	(IRS Employer Identification No.)

20 Horseneck Lane Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Term Preferred Stock due 2022, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-202914

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of Series A Term Preferred Stock due 2022, par value $0.001 per share, of Eagle Point Credit Company Inc., a Delaware corporation (the “Registrant”). A description of the Shares is contained under the headings “The Offering,” “Description of Our Capital Stock,” “Description of Series A Term Preferred Stock,” and “U.S. Federal Income Tax Matters” in the prospectus included in the Registrant’s registration statement on Form N-2, as amended from time to time (“Registration Statement”), which Registration Statement was initially filed with the Securities and Exchange Commission on March 20, 2015 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-202914 and 811- 22974, respectively). The description of the Shares contained in the Registration Statement and any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

3.1	Certification of Incorporation*

3.2	Certificate of Designation for the Series A Term Preferred Stock**

3.3	Amended and Restated Bylaws***

* Previously filed on September 30, 2014 with Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-196590 and 811-22974) and incorporated by reference herein.

** Filed on May 11, 2015 with Amendment No. 8 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-202914 and 811-22974) and incorporated by reference herein.

*** Previously filed on March 20, 2015 with the Registrant’s Registration Statement on Form N-2 (File Nos. 333-202914 and 811-22974) and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE POINT CREDIT COMPANY INC.

By: /s/ Thomas P. Majewski

Name: Thomas P. Majewski

Title: Chief Executive Officer

Date: May 11, 2015